Seward & Kissel LLP
                               1200 G Street, N.W.
                             Washington, D.C. 20005





                                        May 28, 2002



Forum Funds
Two Portland Square
Portland, Maine 04101

Ladies and Gentlemen:

         We consent to the continued inclusion as an exhibit to the Registration Statement of Forum Funds of our opinion dated January 5, 1996 as to the legality of the securities registered by Forum Funds as of that date.



                                        Very truly yours,

                                        /s/ Seward & Kissel LLP